UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

OMEROS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-34475	91-1663741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West Seattle, WA 98119
(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	OMER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement for the Sale of OMIDRIA® Franchise

On December 1, 2021, Omeros Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Rayner Surgical Inc. (the “Purchaser”) and Rayner Surgical Group Limited, as parent guarantor, pursuant to which the Company agreed to sell, and the Purchaser agreed to purchase, certain assets and liabilities related to the Company’s commercial product, OMIDRIA® (phenylephrine and ketorolac intraocular solution) 1% / 0.3%. The transaction contemplated by the Asset Purchase Agreement (the “Transaction”) will close upon the satisfaction of customary closing conditions, including the expiration or termination of the applicable waiting or suspension period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other applicable competition laws.

The Company will receive an upfront payment at closing of $125.0 million, subject to certain adjustments for inventory, fees, prepaid items and expenses. The Company will receive a royalty of 50% of the net revenue, as defined in the Asset Purchase Agreement, from sales of OMIDRIA in the United States between the closing date and the earlier of January 1, 2025 or the payment of the $200.0 million milestone described below. After such date the Company will receive a royalty of 30% of the net revenue from sales of OMIDRIA in the United States until the expiration or termination of the last issued and unexpired patent with respect to OMIDRIA in the United States. The United States royalty rate is subject to reduction upon the occurrence of certain events described in the Asset Purchase Agreement, including during any period in which OMIDRIA is no longer eligible for separate payment. The Company also will receive a royalty of 15% of the net revenue from sales of OMIDRIA outside the United States on a country-by-country basis between the closing date and the expiration or termination of the last issued and unexpired patent with respect to OMIDRIA in such country. In addition, the Company will receive a $200.0 million milestone payment if, prior to January 1, 2025, separate payment for OMIDRIA is secured for a continuous period of at least four years. The Company will continue to receive revenues from, and incur expenses in connection with, the sale of OMIDRIA prior to the closing date, and will retain accounts receivable from sales prior to the closing date.

The Asset Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations. The Asset Purchase Agreement may be terminated by mutual written consent or by either party, prior to the closing, for an uncured material breach of the Asset Purchase Agreement by the other party, if the closing does not occur within 120 days following the execution date, or if the consummation of the Transaction would violate any non-appealable final order, decree or judgment of an applicable governmental authority.

The foregoing is a brief description of the material terms of the Asset Purchase Agreement and does not purport to be complete description of the rights and obligations of the parties thereunder. A copy of the Asset Purchase Agreement will be filed as an exhibit to a future periodic or current report. The Asset Purchase Agreement contains representations, warranties and covenants that were made only for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to thereto, and may be subject to limitations agreed upon by such parties. The Asset Purchase Agreement is not intended to provide any other factual information about the Company.

Amendment to Loan and Security Agreement

In connection with the execution of the Asset Purchase Agreement, on December 1, 2021 the Company and Silicon Valley Bank (“SVB”) entered into a Consent and Second Amendment (the “Second Amendment”) to the Loan and Security Agreement, dated as of August 2, 2019. Pursuant to the Second Amendment, SVB provided its consent to the Transaction and release of liens with respect to the transferred assets. In addition, the Second Amendment revises the original Loan and Security Agreement to provide that the borrowing base will include 85% of eligible monthly royalty payments, including those from the Purchaser and its affiliates, less applicable discounts, credits and other offsets. Under the terms of the Second Amendment, the Company will continue to be eligible to draw, on a revolving basis, up to the lesser of $50.0 million or 85% of eligible accounts receivable and eligible monthly royalty payments, less certain reserves, and the agreement will mature on August 2, 2022.

The foregoing is a brief description of the material terms of the Second Amendment and does not purport to be complete description of the rights and obligations of the parties thereunder. A copy of the Second Amendment will be filed as an exhibit to a future periodic or current report. The Second Amendment contains representations, warranties and covenants that were made only for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to thereto, and may be subject to limitations agreed upon by such parties. The Second Amendment is not intended to provide any other factual information about the Company.

Item 8.01	Other Events.

On December 2, 2021, the Company issued a press release announcing the Transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Form 8-K and is incorporated by reference herein.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the “safe harbor” created by those sections for such statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “likely,” “look forward to,” “may,” “objective,” “plan,” “potential,” “predict,” “project,” “should,” “slate,” “target,” “will,” “would” and similar expressions and variations thereof. Forward-looking statements, including statements regarding the Company’s expectations with regard to completion of, and payments to be received from, the Transaction, are based on management’s beliefs and assumptions and on information available to management only as of the date hereof. The Company’s actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, risks associated with product commercialization and commercial operations, regulatory processes and oversight, and the risks, uncertainties and other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2021. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and the Company assumes no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated December 2, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

Date: December 2, 2021	By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and
Chairman of the Board of Directors